UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 29, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                       Other Events.

DESCRIPTION OF SECURITIES

The following description of the capital stock of Cano Petroleum, Inc. is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and our Bylaws, all of which have been filed with the Securities and Exchange Commission.

Capital Structure

Our Certificate of Incorporation, as amended, authorizes the issuance of 100,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of preferred stock, of which 600 shares have been designated as Series A Convertible Preferred Stock, 8,000 shares have been designated as Series B Convertible Preferred Stock, 8,000 shares have been designated as Series C Convertible Preferred Stock and 49,116 shares have been designated as Series D Convertible Preferred Stock.  As of March 29, 2007, we had 33,577,188 and 32,278,894 shares of common stock issued and outstanding, respectively, and 49,116 shares of Series D Convertible Preferred Stock issued and outstanding.  The following summarizes the material terms of our capital stock.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have cumulative voting rights.  Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in their discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities and any liquidation payment due to holders of our outstanding preferred stock.  All of the outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock—General

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.  The issuance of additional shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  At present, we have no plans to issue any additional preferred stock nor adopt any additional series, preferences or other classification of preferred stock.

Series A Convertible Preferred Stock

We are currently authorized to issue 600 shares of Series A Convertible Preferred Stock.  Each outstanding share of Series A Convertible Preferred Stock may be converted into shares of our common stock, at any time, on the basis of one share of preferred stock for that number of shares of common stock equal to $1,000 divided by the average closing bid price of our common stock for the five trading days immediately prior to the date of conversion, less a 25% discount.  The Series A Convertible Preferred Stock does not pay dividends and carries no dividend preference or voting rights.  As there is no limit on the number of shares of our common stock that could be issued upon conversion of outstanding Series A Convertible Preferred Stock, the lower the closing bid price of our common stock the greater number of shares of our common stock which could be issued upon conversion of our preferred stock.  Accordingly, conversion of any Series A Convertible Preferred Stock that is outstanding could result in a change of control. In the event of a liquidation, dissolution or winding up of our business, the holders of Series A Convertible Preferred Stock are entitled to receive a liquidation amount of $1,000 per share after payment in full of liabilities.

Currently, there are no shares of Series A Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

We are currently authorized to issue 8,000 shares of Series B Convertible Preferred Stock. The holders of Series B Convertible Preferred Stock are not entitled to receive any dividends.  Except as required by Delaware law, the Series B Preferred Stock does not have any voting rights.

Each share of Series B Convertible Preferred Stock is convertible at any time while it is outstanding into 333 shares of our common stock. In the event we issue any shares of common stock during the 730 calendar days following the issuance date at a price less than $3.00 per share, the conversion rate will be adjusted to that number of shares of common stock equal to $1,000 divided by the price per share at which we issued the common stock.

In the event we fail to meet certain performance milestones, as defined in the Management Stock Pool Agreement dated May 28, 2004 with certain of our directors, officers and employees, or in the event that the terms of the Management Stock Pool Agreement are amended with the effect of reducing or eliminating the performance milestones, the conversion rate of the Series B Convertible Preferred Stock will be the greater of: (i) 333 shares of common stock for each one share of Series B Convertible Preferred Stock; or (ii) that number of shares of common stock equal to $1,000 divided by 75% of the average market price of our common stock for the five trading days immediately prior to the conversion date.

In the event of any liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the Series B Convertible Preferred Stock ranks senior to our outstanding common stock and on parity with our outstanding Series C Convertible Preferred Stock, and holders of the Series B Convertible Preferred Stock are entitled to receive a preferential liquidation amount equal to $1,000 per share.

Currently, there are no shares of Series B Convertible Preferred Stock outstanding.

Series C Convertible Preferred Stock

We are currently authorized to issue 8,000 shares of Series C Convertible Preferred Stock.  The holders of Series C Convertible Preferred Stock are not entitled to receive any dividends.  Except as required by Delaware law, the Series C Preferred Stock does not have any voting rights.

Each share of Series C Convertible Preferred Stock is convertible at any time while it is outstanding into 266 shares of our common stock. In the event we issue any shares of common stock during the 730 calendar days following the issuance date at a price less than $3.75 per share, the conversion rate will be adjusted to that number of shares of common stock equal to $1,000 divided by the price per share at which we issued the common stock.

In the event we fail to meet certain performance milestones, as defined in the Management Stock Pool Agreement dated May 28, 2004 with certain of our directors, officers and employees, or in the event that the terms of the Management Stock Pool Agreement are amended with the effect of reducing or eliminating the performance milestones, the conversion rate of the Series C Convertible Preferred Stock will be the greater of: (i) 266 shares of common stock for each one share of Series C Convertible Preferred Stock; or (ii) that number of shares of common stock equal to $1,000 divided by 75% of the average market price of our common stock for the five trading days immediately prior to the conversion date.

In the event of any liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the Series C Convertible Preferred Stock ranks senior to our outstanding common stock and on parity with our outstanding Series B Convertible Preferred Stock, and holders of the Series C Convertible Preferred Stock are entitled to receive a preferential liquidation amount equal to $1,000 per share.

Currently, there are no shares of Series C Convertible Preferred Stock outstanding.

Series D Convertible Preferred Stock

On August 31, 2006, we filed a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock with the Secretary of State of Delaware and designated 49,116 shares of our preferred stock as Series D Convertible Preferred Stock. On September 6, 2006, we issued all 49,116 authorized shares of the Series D Convertible Preferred Stock.

Dividends.

The Series D Convertible Preferred Stock has a dividend rate of 7.875% per year (or 15% upon the occurrence of a Triggering Event (as defined below)) payable quarterly in cash or in stock as an adjustment to the number of shares of common stock, par value $0.0001 per share, issuable upon conversion. Holders of approximately 55% of our Series D Convertible Preferred Stock have elected to receive dividends in stock.

Conversion Right.

Shares of Series D Convertible Preferred Stock are convertible into shares of common stock at any time on or after September 6, 2006 at an initial conversion price of $5.75 per share, subject to adjustment for certain dilutive issuances, stock splits, stock dividends and other similar transactions.

Adjustments to Conversion Price.

Immediately after certain dilutive issuances of common stock, subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by combination, reverse stock split or otherwise) or any other events (such as the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the conversion price shall be adjusted. Until our stockholder approval is obtained pursuant to the rules of the American Stock Exchange for the shares of common stock underlying the Series D Convertible Preferred Stock, the conversion price shall not be less than $4.79 per share.

Additional Series D Convertible Preferred Stock; Variable Securities; Dilutive Issuances.

For so long as any Series D Convertible Preferred Stock is outstanding, we will not, without the prior written consent of the holders of a majority of the outstanding Series D Convertible Preferred Stock, issue any Series D Convertible Preferred Stock, and we shall not issue any other securities that would cause a breach or default under the certificate of designations. In addition, we shall not, in any manner, issue or sell (i) any rights, warrants or options to subscribe for or purchase common stock or (ii) any stock or securities directly or indirectly convertible into or exchangeable or exercisable for common stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of $4.79 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) of common stock.

Mandatory Redemption at Maturity.

If any Series D Convertible Preferred Stock remains outstanding on September 6, 2011, we shall redeem such Series D Convertible Preferred Stock for a conversion amount in cash equal to the sum of the Additional Amount and the stated value of $1,000. “Additional Amount” equals the product of (x) the result of the formula: dividend rate/(N/360) and (y) the stated value of $1,000.

Redemption Option Upon Triggering Event.

After a Triggering Event, each holder shall have the right to require us to redeem all or a portion of such holder’s Series D Convertible Preferred Stock equal to the greater of (i) 125% of the conversion amount and (ii) the product of (A) the conversion rate equal to conversion amount/conversion price in effect at such time and (B) the greater of the closing sale price of the common stock on the trading day immediately preceding such Triggering

Event, the closing sale price of the common stock on the day immediately following such Triggering Event and the closing sale price of the common stock on the date the holder delivers the notice of redemption at the holder’s option.

A “Triggering Event” occurs if:

•       our common stock is suspended from trading or fails to be listed on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market for a period of 10 consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period;

•       we fail to convert and do not cure this conversion failure within 10 business days after the applicable conversion date or give notice to any holder at any time of our intention not to comply with a request for conversion;

•       we fail to pay, and continue to fail to pay for at least 5 business days, to the holder any amounts when and as due pursuant to the certificate of designations or any Transaction Document;

•       a court (i) enters a decree or order of voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) appoints a custodian, receiver, liquidator or other similar official, or (iii) orders the winding up or liquidation of affairs, in respect of us or any joint venture or any entity in which we, directly or indirectly, own capital stock or hold an equity or similar interest or of any substantial part of our property and such decree or order is unstayed and in effect for 60 consecutive days;

•       we or any subsidiary (i) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) consents to an involuntary proceeding or appointment of a custodian, receiver, liquidator or other similar official, (iii) makes an assignment for the benefit of creditors, (iv) admits in writing its inability to pay debts generally as they become due, or (v) takes corporate action in furtherance of any such action;

•       we default with respect to any indebtedness, which default has not been waived, and any applicable grace period has expired; or

•       we breach any representation, warranty, covenant or other term or condition of any Transaction Document and any curable breach remains uncured for at least 7 business days.

Change of Control Redemption Right.

At any time during the period beginning after a holder’s receipt of notice of a Change of Control (as defined below) and ending on the date that is 20 trading days after the consummation of such Change of Control, such eligible holder may require us to redeem all or any portion of such holder’s Series D Convertible Preferred Stock at a premium.

“Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the common stock in which holders of our voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of our incorporation.

Other Rights.

We shall not enter into or be party to a Fundamental Transaction unless (i) the successor entity assumes in writing all of our obligations under the certificate of designations and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to a majority of the holders of the outstanding Series D Convertible Preferred Stock and approved by such holders prior to such Fundamental Transaction and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on the American Stock Exchange, New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

If at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the “Purchase Rights”), the holders will be entitled to acquire the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of the Series D Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

Following the occurrence of an Asset Sale (as defined below), a holder may require us to redeem, with the Available Asset Sale Proceeds (as defined below), all or any portion of the Series D Convertible Preferred Stock held by such holder. For so long as any Series D Convertible Preferred Stock are outstanding, we shall not, and shall not permit any of our subsidiaries to, directly or indirectly, consummate any Asset Sale unless we receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or capital stock and all warrants, options or other rights to acquire capital stock issued or sold or otherwise disposed of.

“Asset Sale” means, in one transaction or a series of related transactions, (i) the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practice, or (ii) the sale of equity interests in any of our subsidiaries, which sale, lease conveyance or other disposition of assets or rights or sale of equity interests generates proceeds to us equal to or greater than $15,000,000; provided, however, that neither (A) a sale, lease, conveyance or other disposition of the Rich Valley Properties nor (B) any sale, lease, conveyance or other disposition of the Barnett Shale Properties made solely for the purpose of contributing such Barnett Shale Properties to a joint venture entity in which the Company, or one of its wholly-owned subsidiaries, owns any equity interests thereof, shall be considered an Asset Sale for purposes of the certificate of designations.

“Available Asset Sale Proceeds” means, for any Asset Sales, the difference between (i) the cash proceeds generated in such Asset Sale and (ii) the outstanding principal amount (including any interest thereon) of the senior debt; provided, however, that in the event of any Asset Sale relating to Barnett Shale Properties the Available Asset Sale Proceeds shall be equal to the difference between (A) the cash proceeds generated in such Asset Sale and (B) $15,000,000.

Voting Rights.

Subject to certain limitations on conversion, each holder shall be entitled to the whole number of votes equal to the lesser of (i) the number of shares of common stock into which the holder’s Series D Convertible Preferred Stock would be convertible and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock and (ii) the number of shares of common stock into which such holder’s Series D Convertible Preferred Stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be the market price of $4.79, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. The Series D Convertible Preferred Stock shall vote as a class with the holders of common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matter required by law or by the terms of the certificate of designations to be submitted to a class vote of the holders of Series D Convertible Preferred Stock, in which case the holders of Series D Convertible Preferred Stock only shall vote as a separate class.

Liquidation Preference.

In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of our business, the Series D Convertible Preferred Stock shall have preferential rights to holders of any of our capital stock of any class junior in rank to the Series D Convertible Preferred Stock in respect of the preferences as to distributions and payments on the liquidation , dissolution and winding up of our business. All shares of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be of junior rank to all Series D Convertible Preferred Stock.

The Series D Convertible Preferred Stock is entitled to a liquidation preference equal to the stated value of the Series D Convertible Preferred Stock plus accrued dividends.

Ranking; Issuances of Other Securities.

Without the prior express written consent of a majority of the holders of the outstanding Series D Convertible Preferred Stock, we shall not authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Series D Convertible Preferred Stock in respect of the preferences as to distributions and payments upon our or our subsidiary’s voluntary or involuntary liquidation, dissolution or winding up, the assets of which constitute all or substantially all of the assets of our and our subsidiary’s business taken as a whole, in a single transaction or series of transactions. We may issue preferred stock that is junior in rank to the Series D Convertible Preferred Stock, provided that the maturity date (or any other date requiring redemption or repayment of such preferred stock) of any such junior preferred stock is not on or before the 91st day following the Maturity Date.

Issuances of Equity-Linked Securities.

For so long as any Series D Convertible Preferred Stock is outstanding, we will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of, any of our indebtedness or indebtedness of our subsidiaries that is, any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of our common stock, options, convertible securities or other capital stock.

Covenants.

The affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Series D Convertible Preferred Stock then outstanding, voting together as a single class, will be required for us to:

•       amend or repeal any provision of, or add any provision to, our Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock (including any amendment to the certificate of designations for the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock), if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series D Convertible Preferred Stock, regardless of whether any such action shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation or otherwise;

•       increase or decrease (other than by conversion) the authorized  number of shares of Series D Convertible Preferred Stock;

•       create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or in on a parity with the Series D Convertible Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of our business;

•       purchase, repurchase or redeem any shares of common stock (other than pursuant to equity incentive agreements with employees giving us the right to repurchase shares upon the termination of services at cost);

•       pay dividends or make any other distribution on our common stock;

•       whether or not prohibited by the terms of the Series D Convertible Preferred Stock, circumvent a right of the Series D Convertible Preferred Stock.

Business Combinations under Delaware Law

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder, which is a person who owns 15% or more of our outstanding voting stock, from engaging in business combinations with us for three years following the time the person becomes an interested stockholder. These restrictions do not apply if:

•       before the person becomes an interested stockholder, our board of directors approves the transaction in which the person becomes an interested stockholder or the business combination;

•       upon completion of the transaction that results in the person becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•       following the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of a least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of the common stock.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation

In addition to the terms of our Series D Convertible Preferred Stock, our certificate of incorporation contains provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Removal of Directors; Advance Notice Provisions for Stockholder Nominations; Stockholder Nomination Procedure

Any director may be removed from office, with or without cause, only by the affirmative vote of a majority of the then outstanding shares entitled to vote for an election of directors. Any stockholder wishing to submit a nomination to the board of directors must follow the procedures outlined in our bylaws and our most recent proxy statement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., P.O. Box 17136, Salt Lake City, Utah 84117, (801) 272-9294.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 29, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer